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                                                                    EXHIBIT 7.8


                             CONTRIBUTION AGREEMENT


         THIS CONTRIBUTION AGREEMENT (the "AGREEMENT") is entered into as of June 17, 1997 by and between Insignia Properties Trust, a Maryland business trust ("IPT"); and Insignia Properties, L.P., a limited partnership organized under the laws of the State of Delaware (the "PARTNERSHIP").

                                    RECITALS

         A. IPT owns the equity interests identified on Schedule A hereto (the "INTERESTS").

         B. IPT is the general partner of the Partnership.

         C. IPT and the Partnership each desires that IPT contribute the Interests to the Partnership in exchange for additional general partner units of the Partnership ("GP UNITS").

         In consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, IPT and the Partnership hereby agree as follows:

                                   ARTICLE I.
                            CONTRIBUTION OF INTERESTS

         1.01 CONTRIBUTION OF THE INTERESTS. Subject to the terms and conditions of this Agreement, on the date hereof (the "CLOSING DATE"), IPT shall assign and deliver to the Partnership as a Capital Contribution (as defined in the Second Amended and Restated Agreement of Limited Partnership of Insignia Properties, L.P. (the "PARTNERSHIP AGREEMENT")) all of its right, title and interest in and to the Interests in exchange for the aggregate number of GP Units indicated on Schedule A hereto, such GP Units to be allocated among the various Interests as indicated on Schedule A.

         1.02 ASSIGNMENT OF OWNERSHIP INTEREST. Effective as of the Closing Date, IPT shall grant, assign, transfer, convey and deliver to the Partnership, all of IPT's right, title and interest in and to the Interests free and clear of all liens, encumbrances, security interests and competing claims, other than those contained in the governing documents of the various entities to which the Interests relate (the "GOVERNING AGREEMENTS").

         1.03 ASSUMPTION OF OBLIGATIONS. By acceptance of this Agreement the Partnership hereby agrees to be bound, from and after the Closing Date, by all of the terms and provisions of the Governing Agreement as the holder of the Interests and assumes and agrees to perform, pay and discharge in full, when due, all of IPT's liabilities and obligations under the Governing Agreements with respect to the Interests; provided, however, that this assumption shall have application only to those liabilities and obligations of IPT first accruing or arising on or after



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the Closing Date and shall have no application to any such liabilities and obligations accruing or arising prior to the Closing Date.

                                   ARTICLE II.
                                   DELIVERIES

         2.01 DELIVERIES BY IPT. In addition to the Interests to be delivered to the Partnership on the Closing Date, IPT will, upon request, promptly deliver such approvals and documents as the Partnership may reasonably request as to the legality, validity, binding effect or enforceability of this Agreement or any other agreement or document delivered pursuant hereto.

         2.02 EFFECT OF CONTRIBUTION. The Partnership will (i) issue the GP Units to be issued pursuant hereto to IPT and (ii) credit the Capital Account (as defined in the Partnership Agreement) of IPT accordingly.

                                  ARTICLE III.
                      REPRESENTATIONS AND WARRANTIES OF IPT

         3.01 CONVEYANCE OF INTEREST. Upon the Closing Date, all of IPT's right, title and interest in and to the Interests will be transferred to the Partnership.

         3.02 ORGANIZATION. IPT is validly existing and in good standing under the laws of its state or organization.

         3.03 AUTHORITY. IPT has the power and authority to carry on its business as now conducted, and to execute and deliver this Agreement and to perform is obligations hereunder. The execution, delivery and performance by IPT of this Agreement have been duly authorized by all necessary corporate action; and this Agreement has been duly executed and delivered by IPT and is enforceable against IPT in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, receivership, conservatorship, reorganization, liquidation, moratorium or similar events affecting IPT or its assets, or by general principles of equity.

                                   ARTICLE IV.
                            MISCELLANEOUS PROVISIONS

         4.01 AMENDMENT AND MODIFICATION. This Agreement may be amended, modified or supplemented only by written agreement of the parties hereto.

         4.02 WAIVER OF COMPLIANCE CONSENTS. Any failure of a party to comply with any obligation, covenant, agreement or condition herein may be waived by the other party; provided, however, that any such waiver may be made only by a written instrument signed by the party granting such waiver.



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                  4.03 ASSIGNMENT. This Agreement and all of the provisions
hereof shall be binding upon the parties herein and their respective successors and permitted assigns and shall inure to the benefit of the parties hereto, their respective successors and permitted assigns.

                  4.04 EXPENSES. Whether or not the transactions contemplated by this Agreement shall be consummated, all fees and expenses (including all fees of counsel and accountants) incurred by any party in connection with the negotiation and execution of this Agreement shall be borne by such party.

                  4.05 FURTHER ASSURANCES. From time to time, at the request of IPT or the Partnership and without further consideration, each party, at its own expense, will execute and deliver such other documents, and take such other action, as IPT or the Partnership may reasonably request in order to consummate more effectively the transactions contemplated hereby and to vest in the Partnership good and marketable title to the Interests.

                  4.06 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to its conflicts of law doctrines). IPT and the Partnership each (i) irrevocably submits to the jurisdiction of any Delaware State court or federal court sitting in Delaware in any action arising out of this Agreement or any instrument or document delivered hereunder, (ii) agrees that all claims in such action may be decided in such court, (iii) waives, to the fullest extent it may effectively do so, the defense of inconvenient forum and (iv) consents to the service of process by mail. A final judgment in any such action shall be conclusive and may be enforced in other jurisdictions. Nothing herein shall affect the right of any party to serve legal process in any manner permitted by law or affect its right to bring any action in any other court.

                  4.07 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and shall become a binding Agreement when one or more of the counterparts have been signed by each of the parties and delivered to the other party.

                  4.08 HEADINGS. The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  4.09 ENTIRE AGREEMENT. This Agreement (including Schedule A hereto and any further instruments of assignment used to effect the contributions contemplated hereby) embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                  4.10 SEVERABILITY. If any one or more provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.


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                  4.11 INCONSISTENCY OR CONFLICT. In the event of any
inconsistency or conflict between any provision of this Agreement and any provision of the Partnership Agreement, the provision of this Agreement shall govern.

                  4.12 SCHEDULES. Schedule A attached hereto is hereby incorporated in and made a part of this Agreement as if set forth in full herein.


                            [Signature page follows]



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                  IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement as of the day and year first above written.


                         INSIGNIA PROPERTIES TRUST


                         By: /s/ Jeffrey P. Cohen
                             __________________________________________________
                                    Jeffrey P. Cohen
                                    Vice President


                         INSIGNIA PROPERTIES, L.P.

                         By:      Insignia Properties Trust, as General Partner


                         By: /s/ Jeffrey P. Cohen
                             --------------------------------------------------
                                    Jeffrey P. Cohen
                                    Vice President



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